Exhibit 5.1

                        LETTERHEAD OF KANE KESSLER, P.C.
                     1350 AVENUE OF THE AMERICAS, 26TH FLOOR
                            NEW YORK, NEW YORK 10019

                                  May 28, 2004

Find/SVP, Inc.
625 Avenue of the Americas
New York, NY 10011

            RE:   REGISTRATION STATEMENT ON FORM S-2 OF FIND/SVP

Ladies and Gentlemen:

      We have acted as special counsel to Find/SVP, Inc., a New York corporation (the "Company") in connection with the Company's preparation and filing of a registration statement (the "Registration Statement") on Form S-2, which is being filed on behalf of the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act") on or about the date hereof. The Registration Statement is being filed to register (i) 6,000,000 shares (the "Private Placement Shares") of the common stock, par value $0.0001, of the Company (the "Common Stock") issued by the Company pursuant to the terms of that certain Purchase Agreement, dated as of May 10, 2004 among the Company and the several investors signatory thereto (the "Purchase Agreement"); (ii) 3,000,000 shares of the Common Stock (the "Warrant Shares") issuable upon the exercise of warrants (the "Warrants") issued pursuant to the terms of and in connection with the provisions of the Purchase Agreement;
(iii) 333,333 shares of Common Stock (the "Conversion Shares") issuable upon the conversion of shares of Series A Preferred Stock (the "Series A Preferred Stock") issued pursuant to the terms of that certain Series A Preferred Stock Purchase Agreement dated April 1, 2003 (the "Petra Purchase Agreement") between the Company and Petra Mezzanine Fund, L.P. ("Petra"); (iv) 160,000 shares of the Common Stock (the "Stock Dividend Shares") issuable upon the conversion of 160,000 shares of the Series A Preferred Stock that may be paid to Petra by the Company as stock dividends (the "Series A Dividends") pursuant to the provisions of the Find Charter (as defined below); and (v) 745,000 shares of Common Stock (the "Petra Warrant Shares") issuable upon the exercise of warrants issued to Petra (the "Petra Warrants").

      In our capacity as counsel to the Company in connection with the matters referred to above, we have examined copies of the following: (i) the Certificate of Incorporation of the Company, as amended (the "Find Charter"), the By-laws of the Company, and records of

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Find/SVP, Inc.
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certain of the Company's corporate proceedings as reflected in its minute books;
(ii) the Registration Statement, in the form filed with the Commission through the date hereof; and (iii) the Purchase Agreement, the Petra Purchase Agreement, the Warrants and the Petra Warrants. We have also examined such other documents, papers, authorities and statutes as we have deemed necessary to form the basis of the opinions hereinafter set forth.

      In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies, and the authenticity of the originals of such documents. As to certain facts material to this opinion, we have relied upon oral or written statements and representations of officers and other representatives of the Company and public officials, and such other documents and information as we have deemed necessary or appropriate to enable us to render the opinions expressed below. We have not undertaken any independent investigation to determine the accuracy of any such facts.

      Based upon and subject to the foregoing and the statements contained herein, we are of the opinion that:

      (i) the Private Placement Shares are duly authorized, validly issued, fully paid and non-assessable;

      (ii) the Warrant Shares are duly authorized and, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and non-assessable;

      (iii) the Conversion Shares are duly authorized and, when issued in accordance with the terms of the Find Charter, will be validly issued, fully paid and non-assessable; and

      (iv) assuming that the Board of Directors of the Company declares the Series A Dividends that are entitled to be made in accordance with the terms of the Find Charter and such Series A Dividends are validly issued in accordance with the terms of the Find Charter, the Stock Dividend Shares will be duly authorized and when issued in accordance with the terms of the Find Charter will be validly issued, fully paid and non-assessable; and

      (v) the Petra Warrant Shares are duly authorized and, when issued and paid in accordance with the terms of the Petra Warrants, will be validly issued, fully paid and non-assessable.

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Find/SVP, Inc.
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      We hereby  consent  to the filing of this  opinion  as Exhibit  5.1 to the
Registration Statement and to the reference to us under the heading "Validity of Common Stock" in the prospectus which forms a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

      We are qualified to practice law in the State of New York and do not purport to be experts on any law, other than the laws of the State of New York and the federal law of the United States.

      This opinion letter is limited to the specific legal matters expressly set forth herein, speaks only as of the date hereof and is limited to present statutes, regulations and administrative and judicial interpretations.

                                                 Very truly yours,

                                                 KANE KESSLER, P.C.


                                                 By: Robert L. Lawrence, Esq.
                                                     ---------------------------
                                                     Authorized Signatory